Exhibit 10.13
                                                                   -------------

                  [Letterhead of Euro Brokers Finacor Limited]



PRIVATE AND CONFIDENTIAL
------------------------
Mr R. Clark
1 Ottley Place
Margaretting
Essex
CM4 9QE

Ref: LF/I/P/L/RAC011002

1 October 2002


Dear Robin,

I refer to your contract of employment dated 1 October 2000 (the "Contract") and write to confirm our agreement to a variation of the terms of the Contract as follows:

With immediate effect, the minimum term under Clause 2.1 of the Contract shall be extended until 30 September 2006 ("the Minimum Term") so that the Contract may be terminated by either party giving six months notice in writing to expire at any time on or after expiry of the Minimum Term.

With effect from 1 October 2002 the fixed annual salary payable to you under Clause 3.1 of your Contract was increased to (pound)400,000.

The provisions of sub-clauses 2.2 and 2.3 shall be deleted in their entirety and replaced with the following wording:

2.2 Provided always that in the event of the Company suffering a Change of Control you shall, with effect from the effective date of such Change of Control, be entitled if the Company does not at such time make provision to assign this Agreement to another Group Company that is still controlled by Maxcor Financial Group Inc. ("Maxcor"), at any time thereafter to terminate this Agreement by giving to the Company four months notice in writing. For the avoidance of doubt, any Change of Control shall not in any way affect the relevant notice the Company may be required to give to you in order to terminate this Agreement.

2.3 For the purposes of this clause "Change of Control" means the acquisition by any person (or any combination thereof acting together) of the power to secure directly whether by contract, voting rights or otherwise that the affairs of the Company are conducted in accordance with the wishes of that person, such person being a person who did not previously have control and is not a subsidiary of either of the Company or Maxcor. For the avoidance of doubt, an indirect change of control of the Company through a Change of Control of Maxcor shall not be deemed a Change of Control of the Company hereunder."


For the avoidance of doubt, all other terms shall remain in full force and effect.


THIS CONSTITUTES A VARIATION OF YOUR CONTRACT OF EMPLOYMENT. Accordingly, please confirm your agreement to this amendment by signing and returning the enclosed copy of this letter to personnel, as soon as possible.

Yours sincerely,


/s/ WILLIAM PASK
-----------------------------
William Pask
Finance Director


I hereby agree to the above variation to the terms and conditions of my employment.


Signed  /s/ ROBIN CLARK                    Date          10/10/02
        ----------------------------------       ------------------------------